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                                                                    Exhibit 5.1

                           BRAND FARRAR & BUXBAUM LLP
                               COUNSELLORS AT LAW
                       515 South Flower Street, Suite 3500
                       Los Angeles, California 90071-2201





                                 April 10, 2000

Voice Mobility International, Inc.
#180-13777 Commerce Parkway,
Richmond, British Columbia,
Canada V6V 2X3

         Re:      VOICE MOBILITY INTERNATIONAL, INC.
                  1999 Stock Option Plan
                  5,000,000 Shares of Common Stock, $0.001 Par Value

Ladies and Gentlemen:

         We have acted as counsel for Voice Mobility International, Inc. (the "Registrant") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 5,000,000 shares of the Registrant's Common Stock, $.001 par value (the "Shares"), to be issued upon the exercise of options under the Voice Mobility International, Inc. 1999 Stock Option Plan (the "Plan").

         In rendering our opinion, we have examined, and are familiar with, and have relied as to factual matters solely upon, originals or copies certified, or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purposes of the opinion set forth herein, including without limitation:

         1.   The Certificate of Incorporation of the Registrant.

         2.   The Bylaws of the Registrant, as amended to date.

         3. Confirmation of the Secretary of the State of Nevada as to the good standing of the Registrant in that state.

         4. A Certificate of the Secretary of the Registrant relating to resolutions duly adopted by the Board of Directors of the Registrant regarding the Plans.

         5.   A Copy of the Plan.

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         In addition to the examination outlined above, we have conferred with various officers of the Registrant and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion.

         Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized and, when issued and delivered pursuant to the terms of the Plan and the terms of any agreement relating to any of the options granted thereunder, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                Very truly yours,

                                                 /s/ Brand Farrar & Buxbaum LLP

                                                 BRAND FARRAR & BUXBAUM LLP